As filed with the Securities and Exchange Commission on July 23, 2003
                          Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                        NELNET STUDENT LOAN FUNDING, LLC
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)


   Nevada                                                   84-1518863
   ------                                                   ----------
(State or other                                         (I.R.S. Employer
jurisdiction of                                         Identification No.)
incorporation or
organization)


            121 South 13th Street, Suite 201, Lincoln, Nebraska 68508
               (Address, including ZIP code, and telephone number,
        including area code, of registrant's principal executive offices)


                        Jeffrey Noordhoek, Vice President
                                  Nelnet, Inc.
              3015 S. Parker Rd., Suite 400, Aurora, CO 80014-2906
                                 (303) 696-5699
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)


                                   COPIES TO:

                         Thomas H. Duncan, Esq. Ballard Spahr Andrews
                         & Ingersoll, LLP 1225 Seventeenth Street,
                         Suite 2300 Denver, Colorado 80202
                         (303) 292-2400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

                            Registration No. 333-82280

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                              CALCULATION OF REGISTRATION FEE

======================== ============= ==================== ==================== ==============
 TITLE OF EACH CLASS OF   AMOUNT TO BE   PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
    SECURITIES TO BE     REGISTERED(1)  OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
       REGISTERED                            UNIT(2)              PRICE(2)           FEE(3)
------------------------ ------------- -------------------- -------------------- --------------

         Notes            $110,000,000         100%             $110,000,000       $8,899.00
======================== ============= ==================== ==================== ==============

(1) The amount of securities being registered, together with approximately $758,730,000 remaining amount of securities of the same class previously registered by the Registrant (Registration Statement No. 333-82280), represents the maximum aggregate principal amount of securities currently expected to be offered for sale. The amount of the filing fee associated with such previously registered securities that was previously paid was approximately $368,000.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(3) Registration fee is calculated on the basis of $80.90 per million offered. A registration fee of $8,899.00 was previously paid by Nelnet Student Loan Funding, LLC on July 1, 2003, in connection with Registration No. 333-106699 and is offset against the filing fee required to be paid in connection herewith pursuant to Rule 457(p).

        This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the exhibits described therein. Registrant hereby declares that the contents of Registration Statement No. 333-82280 are incorporated in this Registration Statement by reference.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 23, 2003.



                                          NELNET STUDENT LOAN FUNDING, LLC

                                          By:   Nelnet Student Loan Funding
                                          Management Corporation, as manager

                                          By: /s/ Stephen F. Butterfield
                                             ------------------------------
                                          Stephen F. Butterfield, President


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities for Nelnet Student Loan Funding Management Corporation, manager of Nelnet Student Loan Funding, LLC, and on the dates indicated.

Signature                     Title                           Date

/s/ Michael S. Dunlap
-----------------------       Chairman of the Board           July 23, 2003
Michael S. Dunlap


/s/ Stephen F. Butterfield
-----------------------       President and Director          July  23, 2003
Stephen F. Butterfield


/s/ Jeffrey Noordhoek
-----------------------       Vice-President and Director     July 23, 2003
Jeffrey Noordhoek


-----------------------       Director                        July     , 2003
Del Cochran


-----------------------       Director                        July      , 2003
Mark Whitehead

                                  Exhibit List

   Exhibit No.                     Description

       23.1         Consent of Kutak Rock

       23.2         Consent of Ballard Spahr Andrews & Ingersoll, LLP